Exhibit 99.1
NYSE symbol: PEB
www.pebblebrookhotels.com

PEBBLEBROOK HOTEL TRUST
REPORTS SECOND QUARTER 2021 RESULTS

HOTEL OPERATING TRENDS
▪ Operating trends continued to accelerate throughout Q2 and into July due to robust leisure demand and increasing business transient travel
▪ Achieved positive Same-Property Hotel EBITDA of $28.3 million in Q2, led by the Company’s resorts and accelerating business transient demand at urban hotels
▪ Same-Property RevPAR rose sequentially by 111% from Q1 2021 to Q2 2021

PORTFOLIO UPDATES & REPOSITIONINGS
▪ Acquired the 200-room upper-upscale Jekyll Island Club Resort for $94.0 million
▪ Executed a contract to acquire the 369-room Margaritaville Hollywood Beach Resort for $270.0 million
▪ Executed a contract to sell Villa Florence San Francisco for $87.5 million
▪ In May, completed the redevelopment of L'Auberge Del Mar; in July, commenced a $25.0 million transformation of Hotel Vitale into 1 Hotel San Francisco and a $15.0 million comprehensive guestroom renovation at Southernmost Beach Resort in Key West, Florida

BALANCE SHEET & LIQUIDITY
▪ Generated positive Adjusted EBITDAre in Q2 and positive corporate cash flow in June; expect positive Adjusted Funds from Operations (“AFFO”) in Q3
▪ Completed offerings of its $230.0 million, new 6.375% Series G and $250.0 million, new 5.7% Series H Cumulative Redeemable Preferred Shares (“Preferred Equity”), generating $480.0 million of gross proceeds
▪ Announced the redemptions of its 6.5% Series C and 6.375% Series D Preferred Equity totaling $250.0 million
▪ As of June 30, 2021, total liquidity of $967.2 million, including $323.0 million of cash on hand and $644.2 million available on the $650.0 million credit facility
▪ Net debt to depreciated book value at the end of Q2 2021: 37%

2021 OUTLOOK
▪ Given the uncertainties related to the COVID-19 pandemic, its impact on travel, and variable and unpredictable government restrictions, the Company is unable to provide an outlook for 2021 at this time
▪ For Q3 2021, the Company expects both Same-Property Room Revenues(1) and Total Revenues(1) to be down between (38%) and (42%) compared to Q3 2019, much improved from Q1 2021 and Q2 2021

(1) See tables later in this press release for a description of Same-Property information and reconciliations from net income (loss) to non-GAAP financial measures used in the table above and elsewhere in this press release.

“

Hotel demand was significantly stronger than expected during the second quarter, increasing substantially each month. This enabled us to generate significant positive Same-Property Hotel EBITDA of $28.3 million, the first quarter of positive Hotel EBITDA since the COVID-19 pandemic began. The return of travel and hotel demand has occurred more rapidly than we forecast just 90 days ago, led by very robust leisure travel. We also experienced steadily increasing business transient demand during the quarter. In addition, we have seen a significant increase in group leads, site visits, and group bookings for the fall and winter months, as well as for 2022. As a result of the accelerating recovery in travel and hotel demand, we achieved positive free cash flow in June, much earlier than we previously anticipated. We also made great progress reallocating capital from our recent property dispositions into new investment opportunities. The acquisition of Jekyll Island Club Resort and the expected acquisition of Margaritaville Hollywood Beach Resort should generate immediate positive cash flow with significant future property-related growth opportunities .”

- Jon E. Bortz, Chairman, President and Chief Executive Officer of Pebblebrook Hotel Trust

Second Quarter and Year-to-Date Highlights

	Second Quarter			Six Months Ended June 30,
Same-Property and Corporate Highlights	2021	2020 (‘21 vs. ‘20 growth)	2019 (‘21 vs. ‘19 growth)	2021	2020 (‘21 vs. ‘20 growth)	2019 (‘21 vs. ‘19 growth)
	($ in millions except per share and RevPAR data)

Net income (loss)	$1.4	($130.9)	$60.5	($120.0)	($88.8)	$66.2

Same-Property Room Revenues(1)	$108.1	$10.6	$264.2	$161.3	$178.4	$486.9
Same-Property Room Revenues growth rate		921.4%	(59.1%)		(9.6%)	(66.9%)

Same-Property Total Revenues(1)	$162.5	$22.0	$384.8	$245.6	$274.8	$713.8
Same-Property Total Revenues growth rate		638.6%	(57.8%)		(10.6%)	(65.6%)

Same-Property Total Expenses(1)	$134.2	$60.4	$244.3	$233.5	$273.5	$483.9
Same-Property Total Expenses growth rate		122.1%	(45.1%)		(14.6%)	(51.7%)

Same-Property EBITDA(1)	$28.3	($38.4)	$140.5	$12.1	$1.3	$229.9
Same-Property EBITDA growth rate		NM	(79.9%)		833.1%	(94.7%)

Adjusted EBITDAre(1)	$17.1	($50.2)	$151.6	($7.9)	($14.3)	$242.1
Adjusted EBITDAre growth rate		NM	(88.7%)		NM	(103.3%)

Adjusted FFO(1)	($15.6)	($76.6)	$111.6	($71.3)	($59.3)	$172.3
Adjusted FFO per diluted share(1)	($0.12)	($0.58)	$0.85	($0.54)	($0.45)	$1.32
Adjusted FFO per diluted share growth rate		NM	(114.1%)		NM	(140.9%)

	2021 Monthly Results
Total Portfolio Highlights(2)	Jan	Feb	Mar	Apr	May	Jun
	($ in millions except ADR and RevPAR data)
Total Portfolio Occupancy	13%	20%	26%	32%	37%	46%
Total Portfolio ADR	$226	$241	$245	$239	$246	$254
Total Portfolio RevPAR	$30	$47	$63	$75	$91	$118
Total Portfolio Total Revenues	$19.4	$26.0	$38.1	$43.1	$53.7	$66.4
Total Portfolio Total Revenues growth rate (2021 vs. 2019)	(80%)	(74%)	(68%)	(66%)	(59%)	(50%)
Total Portfolio EBITDA	($10.6)	($5.4)	$1.8	$3.4	$8.4	$15.8

NM = Not Meaningful

(1) See tables later in this press release for a description of same-property information and reconciliations from net income (loss) to non-GAAP financial measures, including Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA for Real Estate ("EBITDAre"), Adjusted EBITDAre, Funds from Operations ("FFO"), FFO per share, Adjusted FFO and Adjusted FFO per share.

For the details as to which hotels are included in Same-Property Room Revenues, Total Revenues, Expenses and EBITDA appearing in the table above and elsewhere in this press release, refer to the Same-Property Statistical Data table footnotes later in this press release.

(2) Includes information for all of the hotels the Company owned as of June 30, 2021.

“Our resorts benefitted from the surge in leisure travel, which accelerated throughout the quarter,” noted Mr. Bortz. “Compared with the second quarter of 2019, ADR at our resorts increased by a whopping 38% and RevPAR at our resorts increased by 16%. This allowed our resorts to generate Hotel EBITDA 17.5% higher and Hotel EBITDA margins more than 615 basis points better than the second quarter of 2019, an impressive accomplishment in this environment. Although a shortage of hotel workers continues to be a challenge throughout our portfolio, we have adapted through various initiatives, including expanded use of technology, increased cross-training, increased voluntary overtime, and managers broadening their job functions. We believe the labor challenges in our industry are mostly temporary in nature and should lessen as the year progresses, particularly in September .”
Capital Investments and Strategic Property Redevelopments

In the second quarter of 2021, the Company completed $17.4 million of capital investments throughout its portfolio, including the completion of the $11.7 million redevelopment of L’Auberge Del Mar. The Company has completed $27.0 million of capital investments and projects year to date through June 2021. The Company expects to invest a total of $70.0 to $90.0 million during 2021, including investments for the following redevelopments and repositioning projects that the Company believes will generate significant growth and returns:

▪Southernmost Beach Resort (estimated at $15.0 million), a comprehensive guestroom renovation, including all case goods, soft goods and bathrooms, including tub to shower conversions. The renovation commenced in July 2021, and is expected to be completed in the fourth quarter of 2021;

▪Hotel Vitale (estimated at $25.0 million), a total transformation to the sustainability-focused, mission-driven, and luxury experiential 1 Hotel San Francisco, which will offer nature-inspired designs and environmentally focused aesthetics throughout guestrooms and suites, public areas, and meeting and event venues. The redevelopment began in July 2021, and the hotel will remain closed until the redevelopment’s targeted completion at year-end; and

▪Grafton on Sunset (estimated at $5.0 million), a comprehensive redevelopment of the hotel’s indoor and outdoor public areas and suites and a refresh of guestrooms, expected to commence in the fourth quarter of 2021 and be completed in the first quarter of 2022 when it is renamed, repositioned and becomes part of the Company’s Unofficial Z Collection.

As plans are completed and governmental approvals are received, the Company will evaluate commencing additional previously planned major renovation and repositioning projects later in 2021.

Update on Strategic Acquisitions
On June 23, 2021, the Company announced that it executed a contract to acquire the 369-room Margaritaville Hollywood Beach Resort in Hollywood, Florida, for $270.0 million. The acquisition is anticipated to be funded from existing cash on hand and is targeted to be completed by the end of the third quarter of 2021. As part of the acquisition, the Company may assume up to $161.5 million of secured, non-recourse debt currently in place. The purchase is subject to customary closing conditions, and the Company offers no assurances that this acquisition will be completed on these terms or at all.

On July 22, 2021, the Company acquired the iconic Jekyll Island Club Resort for $94.0 million. The historic resort features 200 guestrooms and suites with modern amenities featuring beautiful beaches, two pools, numerous restaurants and bars, low-country landscaping, spectacular photogenic event lawns, island-wide bike paths, historical tours and family activities on one of Georgia’s Golden Isles.

Update on Strategic Dispositions
On April 1, 2021, the Company completed the sale of Sir Francis Drake in San Francisco, California for $157.6 million of net proceeds. On June 10, 2021, the Company completed the sale of The Roger New York in New York, New York for $19.0 million. Year-to-date, the Company has sold a total of $188.6 million of assets.

On July 22, 2021, the Company announced that it executed a contract to sell Villa Florence San Francisco on Union Square for $87.5 million to an unaffiliated third party. The Company expects the sale to be completed in the third quarter of 2021. The sale is subject to normal closing conditions, and the Company offers no assurances that this sale will be completed on these terms or at all.

Balance Sheet and Liquidity
On May 13, 2021, the Company closed on its offering of $230.0 million of its new 6.375% Series G Cumulative Redeemable Preferred Shares, allowing for debt paydowns and additional capital for acquiring and investing in hotel properties in accordance with the Company’s investment strategy.

On July 27, 2021, the Company closed on its offering of $250.0 million of its new 5.70% Series H Cumulative Redeemable Preferred Shares. Proceeds from this offering will be used to fully redeem the $125.0 million 6.50% Series C Cumulative Redeemable Preferred Shares and the $125.0 million 6.375% Series D Cumulative Redeemable Preferred Shares, reducing the Company’s annualized preferred equity dividends by approximately $1.8 million. Both redemptions are anticipated to be completed in August 2021.

As of June 30, 2021, the Company had $323.0 million of consolidated cash, cash equivalents, and restricted cash in addition to $644.2 million of additional undrawn availability on its senior unsecured revolving credit facility, for total liquidity of $967.2 million.

The Company had $2.3 billion in consolidated unsecured debt and convertible notes at an effective weighted-average interest rate of 3.3 percent. Approximately $2.2 billion, or 98 percent of the Company’s total outstanding debt and convertible notes, was at a weighted-average fixed interest rate of 3.4 percent, and approximately $57.0 million, or 2 percent, was at a weighted-average floating interest rate of 2.1 percent. The Company had $1.5 billion of unsecured term loans, and there was no outstanding balance on its $650.0 million senior unsecured revolving credit facility. The Company has no significant loans maturing until the fourth quarter of 2022 .

Common and Preferred Dividends
On June 15, 2021, the Company declared a quarterly cash dividend of $0.01 per share on its common shares as well as a regular quarterly cash dividend for the following preferred shares of beneficial interest:

▪$0.40625 per 6.50% Series C Cumulative Redeemable Preferred Share;
▪$0.39844 per 6.375% Series D Cumulative Redeemable Preferred Share;
▪$0.39844 per 6.375% Series E Cumulative Redeemable Preferred Share; and
▪$0.39375 per 6.30% Series F Cumulative Redeemable Preferred Share.
Update on Curator Hotel and Resort Collection
Curator Hotel and Resort Collection (“Curator”) is a distinct collection of hand-selected small brands and independent lifestyle hotels and resorts worldwide founded by Pebblebrook and several industry-leading independent hotel operators. Curator now has 68 member hotels. Curator also announced strategic partnerships with several leading travel and technology companies, including Travel Outlook Premium Hotel Call Center, Duetto, StayNTouch, Allbridge, Canary Technologies, Pegasus Intelligence Solutions, ResortPass, Tripleseat, and Sabre Corporation. Curator now has more than 50 master service agreements with preferred vendor partners, providing Curator member hotels with preferred pricing and enhanced operating terms.

2021 Outlook
The Company continues to be unable to provide a full-year outlook for 2021 due to the uncertainties caused by the COVID-19 pandemic. The Company intends to issue new guidance when it has more clarity on the economy, travel demand, and more predictable overall operating fundamentals and trends.
Second Quarter 2021 Earnings Call
The Company will conduct its quarterly analyst and investor conference call on Friday, July 30, 2021, at 9:00 AM ET. Please dial (877) 705-6003 approximately ten minutes before the call begins to participate. Additionally, a live webcast of the conference call will be available through the Investor Relations section of www.pebblebrookhotels.com. To access the webcast, click on https://investor.pebblebrookhotels.com/news-and-events/webcasts/default.aspx ten minutes before the conference call. A replay of the conference call webcast will be archived and available online.

About Pebblebrook Hotel Trust
Pebblebrook Hotel Trust (NYSE: PEB) is a publicly traded real estate investment trust ("REIT") and the largest owner of urban and resort lifestyle hotels in the United States. The Company owns 52 hotels, totaling approximately 12,800 guestrooms across 14 urban and resort markets, with a focus on the west coast gateway cities. For more information, visit www.pebblebrookhotels.com and follow us at @PebblebrookPEB.

This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. Examples of forward-looking statements include the following: descriptions of the Company’s plans or objectives for future capital investment projects, operations or services; forecasts of the Company’s future economic performance; forecasts of hotel industry performance; and descriptions of assumptions underlying or relating to any of the foregoing expectations including assumptions regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the SEC, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company’s business and financial results, please refer to the "Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.

All information in this press release is as of July 29, 2021. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

###

Contacts:

Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330
For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com

Pebblebrook Hotel Trust
Consolidated Balance Sheets
($ in thousands, except share and per-share data)

	June 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
Assets:
Investment in hotel properties, net	$5,667,707	$5,882,022
Cash and cash equivalents	312,064	124,274
Restricted cash	10,946	12,026
Hotel receivables (net of allowance for doubtful accounts of $542 and $183, respectively)	27,476	10,225
Prepaid expenses and other assets	56,156	47,819
Total assets	$6,074,349	$6,076,366

LIABILITIES AND EQUITY
Liabilities:
Unsecured revolving credit facilities	$—	$40,000
Unsecured term loans, net of unamortized deferred financing costs	1,480,178	1,766,545
Senior convertible notes, net of unamortized debt premium and discount and deferred financing costs	744,940	374,333
Senior unsecured notes, net of unamortized deferred financing costs	49,798	99,593
Accounts payable, accrued expenses and other liabilities	243,812	226,446
Lease liabilities - operating leases	254,569	255,106
Deferred revenues	47,120	36,057
Accrued interest	4,246	4,653
Distribution payable	11,040	9,307
Total liabilities	2,835,703	2,812,040
Commitments and contingencies

Shareholders' Equity:
Preferred shares of beneficial interest, $0.01 par value (liquidation preference $740,000 and $510,000 at June 30, 2021 and December 31, 2020, respectively), 100,000,000 shares authorized; 29,600,000 shares issued and outstanding at June 30, 2021 and 20,400,000 shares issued and outstanding at December 31, 2020	296	204
Common shares of beneficial interest, $0.01 par value, 500,000,000 shares authorized; 130,813,750 shares issued and outstanding at June 30, 2021 and 130,673,300 shares issued and outstanding at December 31, 2020	1,308	1,307
Additional paid-in capital	4,263,473	4,169,870
Accumulated other comprehensive income (loss)	(39,820)	(60,071)
Distributions in excess of retained earnings	(993,654)	(853,973)
Total shareholders' equity	3,231,603	3,257,337
Non-controlling interests	7,043	6,989
Total equity	3,238,646	3,264,326
Total liabilities and equity	$6,074,349	$6,076,366

Pebblebrook Hotel Trust
Consolidated Statements of Operations
($ in thousands, except share and per-share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020

Revenues:
Room	$108,603	$10,801	$162,066	$187,942
Food and beverage	31,514	3,089	46,323	70,181
Other operating	23,197	8,702	38,568	33,576
Total revenues	$163,314	$22,592	$246,957	$291,699

Expenses:
Hotel operating expenses:
Room	$28,563	$5,430	$45,273	$59,555
Food and beverage	22,453	3,707	33,196	55,566
Other direct and indirect	56,219	31,448	101,447	126,918
Total hotel operating expenses	107,235	40,585	179,916	242,039
Depreciation and amortization	54,701	55,520	110,144	111,348
Real estate taxes, personal property taxes, property insurance, and ground rent	29,436	27,460	58,026	57,226
General and administrative	9,724	8,216	17,370	30,793
Transaction costs	1	99	112	135
Impairment loss	—	—	14,856	20,570
(Gain) loss on sale of hotel properties	(64,558)	—	(64,558)	(117,448)
(Gain) loss and other operating expenses	520	1,403	971	2,836
Total operating expenses	137,059	133,283	316,837	347,499
Operating income (loss)	26,255	(110,691)	(69,880)	(55,800)
Interest expense	(24,804)	(24,091)	(50,135)	(47,682)
Other	29	303	58	327
Income (loss) before income taxes	1,480	(134,479)	(119,957)	(103,155)
Income tax (expense) benefit	(52)	3,565	(55)	14,309
Net income (loss)	1,428	(130,914)	(120,012)	(88,846)
Net income (loss) attributable to non-controlling interests	(102)	(401)	(960)	(282)
Net income (loss) attributable to the Company	1,530	(130,513)	(119,052)	(88,564)
Distributions to preferred shareholders	(10,094)	(8,139)	(18,233)	(16,278)
Net income (loss) attributable to common shareholders	$(8,564)	$(138,652)	$(137,285)	$(104,842)

Net income (loss) per share available to common shareholders, basic	$(0.07)	$(1.06)	$(1.05)	$(0.80)
Net income (loss) per share available to common shareholders, diluted	$(0.07)	$(1.06)	$(1.05)	$(0.80)

Weighted-average number of common shares, basic	130,813,521	130,563,831	130,794,801	130,559,838
Weighted-average number of common shares, diluted	130,813,521	130,563,831	130,794,801	130,559,838

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to FFO and Adjusted FFO
($ in thousands, except share and per-share data)
(Unaudited)

	Three months ended June 30,			Six months ended June 30,
	2021	2020	2019	2021	2020	2019

Net income (loss)	$1,428	$(130,914)	$60,518	$(120,012)	$(88,846)	$66,173
Adjustments:
Depreciation and amortization	54,589	55,412	53,239	109,922	111,129	107,483
(Gain) loss on sale of hotel properties	(64,558)	—	—	(64,558)	(117,448)	—
Impairment loss	—	—	—	14,856	20,570	—
FFO	$(8,541)	$(75,502)	$113,757	$(59,792)	$(74,595)	$173,656
Distribution to preferred shareholders	(10,094)	(8,139)	(8,139)	(18,233)	(16,278)	(16,278)
FFO available to common share and unit holders	$(18,635)	$(83,641)	$105,618	$(78,025)	$(90,873)	$157,378
Transaction costs	1	99	1,044	112	135	3,541
Non-cash ground rent	906	940	984	1,786	1,899	1,956
Management/franchise contract transition costs	—	171	801	(44)	482	3,973
Interest expense adjustment for acquired liabilities	382	213	202	921	454	473
Finance lease adjustment	789	801	693	1,601	1,600	1,383
Non-cash amortization of acquired intangibles	(254)	(339)	(298)	(507)	(639)	(735)
Non-cash interest expense	443	1,379	1,604	1,178	2,743	3,382
One-time operation suspension expenses	—	3,811	—	132	8,860	—
Non-cash canceled share-based compensation	—	—	—	—	16,001	—
Early extinguishment of debt	778	—	972	1,534	—	972
Adjusted FFO available to common share and unit holders	$(15,590)	$(76,566)	$111,620	$(71,312)	$(59,338)	$172,323

FFO per common share - basic	$(0.14)	$(0.64)	$0.81	$(0.59)	$(0.69)	$1.20
FFO per common share - diluted	$(0.14)	$(0.64)	$0.81	$(0.59)	$(0.69)	$1.20
Adjusted FFO per common share - basic	$(0.12)	$(0.58)	$0.85	$(0.54)	$(0.45)	$1.32
Adjusted FFO per common share - diluted	$(0.12)	$(0.58)	$0.85	$(0.54)	$(0.45)	$1.32

Weighted-average number of basic common shares and units	131,674,334	130,933,787	130,854,912	131,655,614	130,929,794	130,828,120
Weighted-average number of fully diluted common shares and units	131,674,334	130,933,787	130,965,810	131,655,614	130,929,794	131,032,363

This press release includes certain non-GAAP financial measures. These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations (“FFO”) - FFO represents net income (computed in accordance with GAAP), excluding gains or losses from sales of properties, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the Company's operating performance without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of Nareit in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

The Company also evaluates its performance by reviewing Adjusted FFO because it believes that adjusting FFO to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted FFO, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts FFO available to common share and unit holders for the following items, which may occur in any period, and refers to this measure as Adjusted FFO:

- Transaction costs: The Company excludes transaction costs expensed during the period because it believes that including these costs in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Interest expense adjustment for acquired liabilities: The Company excludes interest expense adjustment for acquired liabilities assumed in connection with acquisitions, because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Finance lease adjustment: The Company excludes the effect of non-cash interest expense from finance leases because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases or management agreements and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Non-cash interest expense, one-time operation suspension expenses, non-cash canceled share-based compensation and early extinguishment of debt: The Company excludes these items because the Company believes that including these adjustments in FFO does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of FFO in accordance with the Nareit White Paper, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to EBITDA, EBITDAre and Adjusted EBITDAre
($ in thousands)
(Unaudited)

	Three months ended June 30,			Six months ended June 30,
	2021	2020	2019	2021	2020	2019

Net income (loss)	$1,428	$(130,914)	$60,518	$(120,012)	$(88,846)	$66,173
Adjustments:
Interest expense	24,804	24,091	28,719	50,135	47,682	58,047
Income tax expense (benefit)	52	(3,565)	6,579	55	(14,309)	1,542
Depreciation and amortization	54,701	55,520	53,299	110,144	111,348	107,601
EBITDA	$80,985	$(54,868)	$149,115	$40,322	$55,875	$233,363
(Gain) loss on sale of hotel properties	(64,558)	—	—	(64,558)	(117,448)	—
Impairment loss	—	—	—	14,856	20,570	—
EBITDAre	$16,427	$(54,868)	$149,115	$(9,380)	$(41,003)	$233,363
Transaction costs	1	99	1,044	112	135	3,541
Non-cash ground rent	906	940	984	1,786	1,899	1,956
Management/franchise contract transition costs	—	171	801	(44)	482	3,973
Non-cash amortization of acquired intangibles	(254)	(339)	(298)	(507)	(639)	(735)
One-time operation suspension expenses	—	3,811	—	132	8,860	—
Non-cash canceled share-based compensation	—	—	—	—	16,001	—
Adjusted EBITDAre	$17,080	$(50,186)	$151,646	$(7,901)	$(14,265)	$242,098

This press release includes certain non-GAAP financial measures. These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

Earnings before Interest, Taxes, and Depreciation and Amortization for Real Estate ("EBITDAre") - The Company believes that EBITDAre provides investors a useful financial measure to evaluate its operating performance, and the Company presents EBITDAre in accordance with Nareit guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre adjusts EBITDA for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDAre: (1) gains or losses on the disposition of depreciated property, including gains or losses on change of control; (2) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (3) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

The Company also evaluates its performance by reviewing Adjusted EBITDAre because it believes that adjusting EBITDAre to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts EBITDAre for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDAre:

- Transaction costs: The Company excludes transaction costs expensed during the period because it believes that including these costs in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases or management agreements and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- One-time operation suspension expenses and non-cash canceled share-based compensation: The Company excludes these items because it believes that including these costs in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of EBITDAre, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Pebblebrook Hotel Trust
Same-Property Statistical Data
(Unaudited)

	Three months ended June 30,			Six months ended June 30,
	2021	2020	2019	2021	2020	2019

Same-Property Occupancy	38.6%	3.5%	86.8%	28.5%	30.7%	81.0%
2021 vs. 2020 Increase/(Decrease)	988.9%			(7.1%)
2021 vs. 2019 Increase/(Decrease)	(55.5%)			(64.8%)

Same-Property ADR	$247.46	$264.01	$269.08	$245.05	$250.45	$260.88
2021 vs. 2020 Increase/(Decrease)	(6.3%)			(2.2%)
2021 vs. 2019 Increase/(Decrease)	(8.0%)			(6.1%)

Same-Property RevPAR	$95.55	$9.36	$233.68	$69.95	$76.98	$211.34
2021 vs. 2020 Increase/(Decrease)	920.7%			(9.1%)
2021 vs. 2019 Increase/(Decrease)	(59.1%)			(66.9%)

Same-Property Total RevPAR	$143.59	$19.45	$340.31	$106.54	$118.61	$309.79
2021 vs. 2020 Increase/(Decrease)	638.1%			(10.2%)
2021 vs. 2019 Increase/(Decrease)	(57.8%)			(65.6%)

Notes:
While the operations of many of the Company's hotels were temporarily suspended beginning in March 2020, this schedule of hotel results for the three months ended June 30 includes information from all of the hotels the Company owned as of June 30, 2021 but excludes Hotel Zena Washington DC, formerly known as Donovan Hotel, for Q2 in 2021, 2020 and 2019 because it was closed during the second quarter of 2020 for renovation and also excludes Sir Francis Drake and The Roger New York for Q2 in 2021, 2020 and 2019 due to their sales in the second quarter of 2021. This schedule of hotel results for the six months ended June 30 includes information from all of the hotels the Company owned as of June 30, 2021 but excludes Hotel Zena Washington DC, formerly known as Donovan Hotel, for Q1 and Q2 in 2021, 2020 and 2019 because it was closed during the first and second quarters of 2020 for renovation and also excludes Sir Francis Drake and The Roger New York for Q2 in 2021, 2020 and 2019 due to their sales in the second quarter of 2021.

Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data - by Market
(Unaudited)

	Three months ended June 30,	Six months ended June 30,
	2021 vs. 2019	2021 vs. 2019
Same-Property RevPAR variance:
Southern Florida	46.7%	16.4%
San Diego	(33.2%)	(51.6%)
Other	(51.3%)	(59.3%)
Los Angeles	(56.2%)	(68.3%)
Portland	(57.5%)	(61.9%)
Boston	(71.1%)	(73.1%)
Seattle	(79.7%)	(85.1%)
Washington DC	(81.5%)	(83.5%)
Chicago	(87.4%)	(89.6%)
San Francisco	(89.7%)	(94.8%)

East Coast	(49.7%)	(50.9%)
West Coast	(61.2%)	(73.3%)

Notes:
While the operations of many of the Company's hotels were temporarily suspended beginning in March 2020, this schedule of hotel results for the three months ended June 30 includes information from all of the hotels the Company owned as of June 30, 2021 but excludes Hotel Zena Washington DC, formerly known as Donovan Hotel, for Q2 in 2021 and 2019 because it was closed during the second quarter of 2020 for renovation and also excludes Sir Francis Drake and The Roger New York for Q2 in 2021 and 2019 due to their sales in the second quarter of 2021. This schedule of hotel results for the six months ended June 30 includes information from all of the hotels the Company owned as of June 30, 2021 but excludes Hotel Zena Washington DC, formerly known as Donovan Hotel, for Q1 and Q2 in 2021, 2020 and 2019 because it was closed during the first and second quarters of 2020 for renovation and also excludes Sir Francis Drake and The Roger New York for Q2 in 2021, 2020 and 2019 due to their sales in the second quarter of 2021.

"Other" includes Philadelphia, PA and Santa Cruz, CA.

Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results
($ in thousands)
(Unaudited)

	Three months ended June 30,			Six months ended June 30,
	2021	2020	2019	2021	2020	2019

Same-Property Revenues:
Room	$108,120	$10,585	$264,232	$161,275	$178,361	$486,923
Food and beverage	31,315	3,025	85,487	46,074	63,842	162,836
Other	23,046	8,389	35,090	38,294	32,633	63,992
Total hotel revenues	162,481	21,999	384,809	245,643	274,836	713,751

Same-Property Expenses:
Room	$28,530	$5,050	$60,007	$45,005	$56,602	$120,111
Food and beverage	22,255	3,761	58,326	32,912	51,915	115,030
Other direct	4,329	1,172	5,861	7,033	5,896	11,280
General and administrative	15,900	8,230	27,991	29,125	32,929	55,176
Information and telecommunication systems	3,221	2,677	4,888	6,417	8,084	10,207
Sales and marketing	12,096	5,013	26,787	20,758	28,667	52,449
Management fees	4,824	(31)	12,219	7,501	6,840	21,283
Property operations and maintenance	8,139	4,344	11,195	14,698	15,723	22,701
Energy and utilities	6,281	3,886	7,906	12,039	11,309	16,176
Property taxes	19,054	18,022	17,737	38,285	37,403	36,513
Other fixed expenses	9,602	8,303	11,417	19,753	18,169	22,959
Total hotel expenses	134,231	60,427	244,334	233,526	273,537	483,885

Same-Property EBITDA	$28,250	$(38,428)	$140,475	$12,117	$1,299	$229,866

Same-Property EBITDA Margin	17.4%	(174.7%)	36.5%	4.9%	0.5%	32.2%

Notes:
While the operations of many of the Company's hotels were temporarily suspended beginning in March 2020, this schedule of hotel results for the three months ended June 30 includes information from all of the hotels the Company owned as of June 30, 2021 but excludes Hotel Zena Washington DC, formerly known as Donovan Hotel, for Q2 in 2021, 2020 and 2019 because it was closed during the second quarter of 2020 for renovation and also excludes Sir Francis Drake and The Roger New York for Q2 in 2021, 2020 and 2019 due to their sales in the second quarter of 2021. This schedule of hotel results for the six months ended June 30 includes information from all of the hotels the Company owned as of June 30, 2021 but excludes Hotel Zena Washington DC, formerly known as Donovan Hotel, for Q1 and Q2 in 2021, 2020 and 2019 because it was closed during the first and second quarters of 2020 for renovation and also excludes Sir Francis Drake and The Roger New York for Q2 in 2021, 2020 and 2019 due to their sales in the second quarter of 2021.

Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
2021 Same-Property Inclusion Reference Table

Hotels	Q1	Q2	Q3	Q4

Sir Francis Drake	X
Hotel Monaco Washington DC	X	X	X	X
Skamania Lodge	X	X	X	X
Le Méridien Delfina Santa Monica	X	X	X	X
Sofitel Philadelphia at Rittenhouse Square	X	X	X	X
Argonaut Hotel	X	X	X	X
The Westin San Diego Gaslamp Quarter	X	X	X	X
Hotel Monaco Seattle	X	X	X	X
Mondrian Los Angeles	X	X	X	X
W Boston	X	X	X	X
Hotel Zetta San Francisco	X	X	X	X
Hotel Vintage Seattle	X	X	X	X
Hotel Vintage Portland	X	X	X	X
W Los Angeles - West Beverly Hills	X	X	X	X
Hotel Zelos San Francisco	X	X	X	X
Embassy Suites San Diego Bay - Downtown	X	X	X	X
The Hotel Zags	X	X	X	X
Hotel Zephyr Fisherman's Wharf	X	X	X	X
Hotel Zeppelin San Francisco	X	X	X	X
The Nines, a Luxury Collection Hotel, Portland	X	X	X	X
Hotel Colonnade Coral Gables, Autograph Collection	X	X	X	X
Hotel Palomar Los Angeles Beverly Hills	X	X	X	X
Revere Hotel Boston Common	X	X	X	X
LaPlaya Beach Resort & Club	X	X	X	X
Hotel Zoe Fisherman's Wharf	X	X	X	X
Villa Florence San Francisco on Union Square	X	X	X	X
Hotel Vitale	X	X
The Marker San Francisco	X	X	X	X
Hotel Spero	X	X	X	X
Harbor Court Hotel San Francisco	X	X	X	X
Chaminade Resort & Spa	X	X	X	X
Viceroy Santa Monica Hotel	X	X	X	X
Le Parc Suite Hotel	X	X	X	X
Montrose West Hollywood	X	X	X	X
Chamberlain West Hollywood Hotel	X	X	X	X
Grafton on Sunset	X	X	X	X
The Westin Copley Place, Boston	X	X	X	X
The Liberty, a Luxury Collection Hotel, Boston	X	X	X	X
Hyatt Regency Boston Harbor	X	X	X	X
George Hotel	X	X	X	X
Viceroy Washington DC	X	X	X	X

Hotel Zena Washington DC			X	X
Paradise Point Resort & Spa	X	X	X	X
Hilton San Diego Gaslamp Quarter	X	X	X	X
L'Auberge Del Mar	X	X	X	X
San Diego Mission Bay Resort	X	X	X	X
Solamar Hotel	X	X	X	X
The Heathman Hotel	X	X	X	X
Southernmost Beach Resort	X	X	X	X
The Marker Key West Harbor Resort	X	X	X	X
The Roger New York	X
Hotel Chicago Downtown, Autograph Collection	X	X	X	X
The Westin Michigan Avenue Chicago	X	X	X	X
Jekyll Island Club Resort			X	X

Notes:
A property marked with an "X" in a specific quarter denotes that the same-property operating results of that property are included in the Same-Property Statistical Data and in the Schedule of Same-Property Results.

The Company’s second quarter Same-Property RevPAR, RevPAR Growth, Total RevPAR, Total RevPAR Growth, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margin include all of the hotels the Company owned as of June 30, 2021 but exclude Hotel Zena Washington DC, formerly known as Donovan Hotel, for Q2 in 2021, 2020 and 2019 because it was closed during the second quarter of 2020 for renovation and also excludes Sir Francis Drake and The Roger New York for Q2 in 2021, 2020 and 2019 due to their sales in the second quarter of 2021.

Operating statistics and financial results may include periods prior to the Company’s ownership of the hotels.

Pebblebrook Hotel Trust
Historical Operating Data
($ in millions except ADR and RevPAR data)
(Unaudited)

Historical Operating Data:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2019	2019	2019	2019	2019

Occupancy	75%	87%	87%	78%	82%
ADR	$249	$269	$263	$246	$257
RevPAR	$186	$233	$229	$193	$210

Hotel Revenues	$318.6	$397.3	$388.4	$343.1	$1,447.4
Hotel EBITDA	$85.6	$145.1	$134.1	$98.8	$463.5
Hotel EBITDA Margin	26.9%	36.5%	34.5%	28.8%	32.0%

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2020	2020	2020	2020	2020

Occupancy	56%	4%	21%	22%	26%
ADR	$247	$266	$219	$197	$231
RevPAR	$138	$10	$46	$43	$59

Hotel Revenues	$244.2	$24.8	$82.3	$78.8	$430.0
Hotel EBITDA	$37.6	($38.4)	($15.5)	($16.6)	($33.0)
Hotel EBITDA Margin	15.4%	(155.2%)	(18.9%)	(21.1%)	(7.7%)

	First Quarter	Second Quarter
	2021	2021

Occupancy	20%	39%
ADR	$239	$249
RevPAR	$48	$97

Hotel Revenues	$87.7	$171.9
Hotel EBITDA	($13.5)	$31.0
Hotel EBITDA Margin	(15.4%)	18.1%

Notes:
These historical hotel operating results include information for all of the hotels the Company owned as of July 29, 2021, following the acquisition of Jekyll Island Club Resort, as if they were owned as of January 1, 2019. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.